UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 26, 2008
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
June 26, 2008 — Guernsey, Channel Islands — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE:CNR; AMEX:CNR) today gave an update on well testing operations at the Manavi 12 (“M12”) well in Georgia which was drilled to appraise a new oil discovery in the Kura Basin. Testing operations focused on a selected reservoir interval in the Upper Cretaceous carbonates which was acid fracture stimulated earlier in the year after the recovery of oil and gas to surface from previous testing. The results of the current test have identified a possible oil-water contact in the M12 well which indicates a potentially significant hydrocarbon column in the Manavi structure.
Following the acid fracture stimulation of the M12 well in late January 2008, the well was flow tested for two time periods — a clean-up period and a main flow test. The well flowed at an initial high rate of up to 3,900 barrels of fluids per day (bfpd) on a 10/64ths (4mm) choke. On clean-up, the well was shut-in while a production string was installed in the well and testing resumed in mid-April. The main flow test was carried out over an extended test period of 12 days on a 15/64ths (6mm) choke size, during which time production appeared to stabilize at approximately 800 bfpd with the flowing well head pressure levelling off at 580 psi (39.5 atmospheres) prior to the well being shut-in for a pressure build-up survey. The well produced with a high water fraction and a maximum oil cut of approximately 7%; in addition, the well flowed gas at a maximum metered rate of 2.12 million standard cubic feet (60 thousand cubic metres) per day.
In order to obtain information concerning fluid entry points to the well and the source of the excess water, the well was logged using a capacitance water holdup Production Logging Tool (“PLT”). The PLT data obtained was interpreted by an independent petroleum engineering company in Texas, USA. This data indicates that the majority of the fluid is entering the wellbore from the lower part of the test interval (located between 15,354 feet and 15,581 feet (4,680 metres and 4,749 metres) Measured Depth (“MD”) within the uniform Upper Cretaceous carbonate section) with much of the water originating from a zone below the test interval. The production log shows the first entry of oil to the wellbore at 15,463 feet (4,713 metres) MD with the oil inflow increasing upwards towards the top of the test interval which is still some 443 feet (135 metres) below the top of the carbonate section penetrated by the well. On the basis of the PLT data, a potential oil-water contact is interpreted to exist at a depth of about 15,463 feet (4,713 metres) MD, however the contact may be deeper, but could be masked due to a strong flow of water from below travelling up behind the uncemented liner. This indicates a potential oil column at the M12 location of the order of 551 feet (168 metres). As M12 is located down dip on the structure compared to the M11z well, there is potential for an increased oil column at M11z of the order of 1,076 feet (328 metres) with this well still being down dip of the crest of the structure.
A pressure build-up survey was recorded with downhole reservoir pressure gauges installed. On extraction of these gauges, the pressure was bled down and the resulting slow pressure build-up has delayed any attempts to return the well to flow. This pressure response may be due to limited connectivity with the formation and any natural fracture network which may exist in these rocks such as that observed in outcrop in the South Caucasus area. With the PLT data indicating flow from below the base of the test interval, it is possible that the pumped acid was not contained within the test interval. The loss of acid to a larger wellbore area would have had a negative impact on the overall depth of the stimulation and the propagation of fractures away from the well and therefore reduced the chances of establishing better communication between the wellbore and the formation.
CanArgo is in discussion with Schlumberger DCS group on the scope of a post frac evaluation which would incorporate the results of the acid fracturing, together with the flow, PLT, and pressure data collected over the past three months. This study will be used to investigate the effectiveness of the acid frac and the potential to shut off water within the currently contributing zones as well as options to recomplete the well higher in the Cretaceous carbonate interval and complete the testing operation.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1,
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated June 26, 2008 issued by CanArgo Energy Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: July 1, 2008	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary